U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: April 1, 2002



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                        87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                 50 West Liberty
                                    Suite 880
                               Reno, Nevada 89501
                    (Address of Principal Executive Offices)

                                 (702) 433-5250
                           (Issuer's telephone number)

Items 3 through 6 not applicable.

Item 2. Acquisition or Disposition of Assets

     On May 30, 2001, Hadro Resources, Inc., a Nevada corporation (the "Company"), U.S. Oil & Gas Resources, Inc., a corporation organized under the laws of British Columbia, Canada (U.S. Oil & Gas"), and Oakhills Energy, Inc., Thor Energy, Inc. and O.J. Oil & Gas, Inc., corporations organized under the laws of the State of Oklahoma (the "Subsidiaries") entered into a share purchase and sale agreement (the "Purchase Agreement"). On August 29, 2001, the Purchase Agreement was consummated resulting in the acquisition of the Subsidiaries by the Company from U.S. Oil & Gas. In accordance with the terms of the Purchase Agreement, the Company (i) issued to U.S. Oil & Gas 10,000,000 shares of its restricted Common Stock as consideration for the acquisition of the Subsidiaries; (ii) assumed a loan on behalf of U.S. Oil & Gas of approximately $78,203; and (iii) issued an additional 500,000 shares of its restricted common stock as a finder's fee.

     After detailed review of all leases, wells and assets, the Company engaged in negotiations with U.S. Oil & Gas regarding the sale by the Company to U.S. Oil & Gas of twenty-eight oil and gas properties in combination with the redemption of 8,000,000 shares of the 10,000,000 shares of restricted common stock previously issued by the Company to U.S. Oil & Gas pursuant to the terms of the Purchase Agreement. On January 1, 2002, effective March 22, 2002, HDRS and U.S. Oil & Gas entered into a share redemption and asset sale agreement (the "Agreement"). The Agreement was consummated in conjunction with the Company's initiative to divest itself of properties deemed by the Company's management to represent higher risk to obtain desired production for the anticipated well capital costs required. In accordance with the terms of the Agreement, (i) the Company sold to U.S. Oil & Gas certain oil and gas properties previously acquired pursuant to the terms of the Purchase Agreement that did not form part of the Company's overall development strategy; (ii) the Company continues to own 100% of Oakhills Energy, Inc. that provides necessary oil and gas management and operating infrastructure for further acquisitions and projects; (iii) the Company owns a 100% interest in the Comanche, Neida Cassel, Lone Wolf, Jolly and Ingle oil and gas properties held by Oakhills Energy, Inc. that provide the majority of existing revenues to Oakhills Energy, Inc.; (iv) U.S. Oil & Gas returned to the Company 8,000,000 shares of the 10,000,000 shares of restricted common stock previously issued to U.S. Oil & Gas pursuant to the terms of the Purchase Agreement; (v) the 400,000 shares of restricted common stock issued as a finders' fee pursuant to the Purchase Agreement were returned; and (vi) the Company retains an option to acquire from U.S. Oil & Gas the 1,500,000 shares of restricted common stock and may redeem from U.S. Oil & Gas the remaining 500,000 shares of restricted common stock in exchange for minority participation in future oil and gas acquisitions with mutual consent.

     As of the date of this Report, the Company's wholly-owned subsidiary, Oakhills Energy Inc., currently retains certain oil and gas leases, including four producing and one shut-in well, all located within the State of Oklahoma. Management of the Company believes that the future possible exercise of the option to acquire 1,500,000 shares of its restricted common stock from U.S. Oil & Gas may further allow the Company to reduce its issued and outstanding shares of common stock.

Item 1. Changes in Control of Registrant

         As a result of the redemption of 8,400,000 shares of restricted common stock effective March 22, 2002, there was a change in control of the Company. The following table sets forth the name and address, as of the date of this Report, and the approximate number of shares of common stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the Company's common stock, and the name and shareholdings of each officers and director, and all officers and directors as a group.

--------------------------------------------------------------------------------
Title of Class    Name and Address of             Amount and Nature   Percent of
                    Beneficial Owner                   of Class          Class
--------------------------------------------------------------------------------
                                                              (1)
Common Stock      U. S. Oil  & Gas Resources Inc.     2,000,000          12.23%
                  1055 Dunsmuir Street
                  Vancouver, British Columbia
                  Canada V7X 1G4
                                                              (1)
Common Stock      Alexander W. Cox                    2,177,300          13.31%
                  428 - 755 Burrard Street
                  Vancouver, British Columbia
                  Canada V6Z 1X6
                                                              (1)
Common Stock      Tri Star Financial Corp.            5,250,000          32.10%
                  435 Martin Street
                  Suite 2000
                  Blaine, Washington 98320
                                                              (1)
Common Stock      Investor Communications, Inc.       1,000,000           6.11%
                  435 Martin Street
                  Suite 2000
                  Blaine, Washington 98320
                                                              (1)
Common Stock      All officers and directors            250,000           1.53%
                  as a group (3 persons)
--------------------------------------------------------------------------------
   (1)
     These are restricted shares of Common Stock.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable - Previously Filed.

     (c)  Exhibits.

          10.6 Purchase and Sale Agreement between Hadro Resources, Inc. and U.S. Oil & Gas, Inc. dated January 1, 2002.




                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           HADRO RESOURCES, INC.


Date:  April 1, 2002                       By: /s/ Grant Atkins
                                           --------------------
                                           Grant Atkins, President